AGREEMENT
                                   ---------

Agreement made as of the 1st day of October 2011 (the "Effective Date") by and between Icahn Enterprises Holdings LP (the "Employer") and Vincent J. Intrieri residing at 200 East 66th Street, Apt. B1205 New York, New York 10065 ("Employee" or "you"). Capitalized terms used herein have the meanings set forth in Section 14 or as elsewhere defined in this Agreement.

                                   RECITALS:

The purpose of this agreement (the "Agreement") is to set forth the terms and conditions of Employee's employment with the Employer.

Employee and Icahn Management LP and other affiliates of Carl C. Icahn entered into an agreement dated as of December 31, 2004. That agreement, as previously modified, supplemented and/or amended from time to time, and as more fully described in Section 11 below, is defined in Section 11 as the "Prior Agreement".

The parties hereto desire to enter into this Agreement dated as of the date hereof, which shall and hereby does, terminate and supersede the Prior Agreement, except as set forth in Section 11 below.
In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. EMPLOYMENT: Subject to the terms of this Agreement, the Employer hereby employs Employee to perform the duties described in Section 2 below, and Employee hereby accepts such employment. Employee's title shall be Senior Vice President of Icahn Enterprises G.P. Inc. and Senior Managing Director of the Icahn Enterprises hedge funds.

2. DUTIES. Employee shall be employed to act as a senior executive officer to provide the types of services he has previously provided during his employment under the Prior Agreement, including to provide oversight to the operating portfolio companies of Employer, and to perform credit analysis, research, and transaction analysis and such other investment analysis and to perform such other duties, for Employer, or other Affiliates of Employer, and to hold such offices and directorships (with Affiliates of Employer and others), in each case as Employer shall request from time to time. Employee agrees to devote his full business time and reasonable best efforts to such duties. Regarding the investment activities of Employer and its subsidiaries (including the investment activities of the Icahn hedge funds) Employee will be controlled by, and subject to the supervision of, both: (x) Employer; and (y) High River Limited Partnership (or by any other Person designated in writing by High River Limited Partnership or any such subsequent designee). The duties of Employee will be provided at the headquarter business offices of Mr. Icahn, where Mr. Icahn primarily conducts his business activities if he continues to be engaged in such activities. Currently the address of such headquarters is Icahn Enterprises, 767 Fifth Avenue, New York, New York 10153. At the election of Employer the duties of Employee will be provided in New York City at the address designated by Employer. Employee will engage in such occasional travel as is necessary and appropriate to the duties of Employee.

3. BENEFITS. During the Term (as defined herein) Employee shall be entitled to accrue and use 27 PTO days annually in accordance with the policies of Employer and shall be entitled to participate in all health and welfare benefit programs and plans for which he is eligible, which are made available to all senior executive employees of Employer.

4. TERM. The term of employment under this Agreement shall be for a period of 27 months commencing on October 1, 2011 and ending on December 31, 2013 unless such employment ceases earlier for any reason (any early cessation of employment under this Agreement, an "Early Cessation") (See Section 6 below) (whether: (i) terminated for Cause; (ii) terminated without Cause; (iii) due to death or Disability; (iv) or by the action of Employee such as resignation or retirement).

From June 30, 2013 through September 30, 2013 (such period, the "Request Period") Employer may request (such request, the "Renewal Request") that Employee agree to extend the term of his employment under this Agreement for a period of 3 years (from January 1, 2014 through December 31, 2016 (the "Extended Period")). The Renewal Request, if any, must: (i) be in writing and signed by Employer; (ii) be delivered to Employee by hand or at the address of Employee reflected on the books and records of Employer; and (iii) state that, "in accordance with the Agreement between Vincent Intrieri and Icahn Enterprises Holdings LP dated as of October 1, 2011 (and in accordance with the provisions thereof, defined terms have the meanings set forth therein) if Employee accepts the Renewal Request in accordance with the terms of Section 4 of the Agreement by delivering the Renewal Acceptance during the Reply Period then: (i) the Cash Compensation (as contemplated in Section 6 of the Agreement) will automatically increase during the Extended Period to be a salary at a rate of $7.5 million per annum; (ii) Employee's employment will be extended to include the period from January 1, 2014 through December 31, 2016 (or ending earlier in the event of an Early Cessation); and (iii) the Agreement shall otherwise remain in full force and effect in accordance with its terms."

If Employer fails to give the Renewal Request as provided for in this Section 4 during the Request Period, then the term of employment of Employee will end on December 31, 2013 (or earlier in the event of an Early Cessation).

Employee will have a period of 30 calendar days from the date of Employee's receipt of the Renewal Request (such 30 day period, the "Reply Period") to either: (i) agree to such Renewal Request by delivering his acceptance thereof to the Employer in writing during the Reply Period (such acceptance, the "Renewal Acceptance"); or (ii) reject such Renewal Request. If Employee provides the Renewal Acceptance, as provided above, during the Reply Period, then the Agreement will constitute a legal and binding Agreement of Employer and Employee on the terms set forth in this Agreement with the term of employment continuing through the end of the Extended Period (or ending earlier in the
event  of   an  Early  Cessation)  but at a salary at a rate of $7.5 million per annum  commencing  on  January  1,  2014.

If Employee has received the Renewal Request during the Request Period in accordance with this Section 4, but does not provide the Renewal Acceptance as provided in this Section 4 during the Reply Period, then the term of Employment will end on December 31, 2013 (or earlier in the event of an Early Cessation) and the Non-Compete Period will continue through the period contemplated in
Section  9  of  this  Agreement.

For all purposes under this Agreement "Term" shall mean the period from October 1, 2011 through the last day of Employee's employment hereunder.

5. CASH COMPENSATION. During the Term, the Employer agrees to pay to Employee and Employee agrees to accept, as his total exclusive compensation for all services to be rendered under this Agreement, a salary at a rate of $6.50 million per annum, which shall be earned and payable every two weeks (being $250,000.00 every two weeks) (such salary, the "Cash Compensation"). In the event of a Renewal Acceptance in response to a Renewal Request, in accordance with the terms of Section 4 above, then the Cash Compensation will increase to $7.5 million per annum for the Extended Period, all as contemplated in Section 4 above.

All payments shall be made in cash and shall be subject to applicable deductions, and to payroll and withholding taxes as required by law.

6.     EARLY  TERMINATION.

     i) Power of Termination. The Employer may terminate the employment of Employee under this Agreement at any time, with Cause, or in the sole and absolute discretion of Employer without Cause. For purposes of this Agreement the term "Cause", shall mean (i) Employee's material breach of this Agreement provided, however, that Disability shall not be considered Cause, (ii) Employee's conviction of a criminal violation of Applicable Law (as hereinafter defined), (iii) Employee's conviction for a felony violation (other than traffic violations), (iv) Employee's conviction for securities law violations, or (v) Employee's breach of the confidentiality provision of this Agreement. For purposes hereof, the term "Applicable Law" shall mean any law, rule or regulation ("Law") relating in any way to the activity of investing or trading in securities or other Law that is violated during the course of the Employee's performance of services hereunder. Employee shall not be deemed to be in violation of Applicable Law if such violation occurred as a result of action taken at the direction, or with the consent (after full disclosure) of Employer.

     ii) Termination for Cause/Resignation. In the event that Employee's employment is terminated for Cause or by the action of Employee such as by resignation or retirement, then the entire amount of the Cash Compensation earned through the last day of employment but not yet paid shall be paid to Employee.

     iii) Without Cause. In the event that the employment of Employee hereunder is terminated by the Employer prior to the End Date without Cause then Employer shall pay on each normal payroll date to Employee the salary due to Employee until the End Date as if such employment continued through the End Date.

     iv) Death/Disability. In the event of either Employee's: (x) death; or (y) failure to provide the services and perform the duties contemplated hereunder due to health related issues which failure continues for a period of 90 consecutive days during the Term (such failure to provide services for 90 consecutive days, "Disability") (unless otherwise agreed by Employer and Employee in writing), then Employee's employment hereunder shall cease effective upon death or Disability. In such event Employer shall pay to Employee or Employee's estate the entire amount of Cash Compensation earned through the date of such cessation of employment. For the avoidance of doubt, no such cessation of employment for death or Disability shall be deemed to be a termination of employment by Employer without Cause.

     v) Offset. Anything in this Agreement to the contrary notwithstanding, at any time that Employer has an obligation to pay Employee Cash Compensation during any period during which Employee is no longer employed pursuant to this Agreement, then such obligation to pay shall be reduced dollar for dollar by any amount of compensation or income of any kind of character which Employee receives from any source whatsoever for services of any kind rendered by Employee to, for or on behalf of, any Person in respect of such period.

     vi) No Other Rights of Employee. In the event of the cessation of the employment of the Employee for any reason or no reason, the Employee shall cease to have any right to Cash Compensation or any other payment or consideration or any other rights other than: (i) as expressly set forth in this Section 6; and (ii) as expressly set forth in Section 11. To the extent that any provision of this Agreement may result in any duplication of any calculation, allocation, payment or amount, such consequence is not intended and no such duplicate amount shall be included in any calculation, allocation, payment or amount.

     vii) Resignation. Employee may resign from his employment hereunder (but will remain subject to Sections 6, 7, 8, 9, 10, 11, 12 and 13(iii) hereof). Any such resignation will not be on less than 20 days prior written notice to Employer.

     viii) Expiration of Employment Period. If the employment of Employee does not cease as a result of an Early Cessation, then it shall cease on the End Date.

7.     REPRESENTATIONS  AND  WARRANTIES.  Employee  represents  as  follows:

     i) To the best of his knowledge, except as known to Employer, he is not a party to, or involved in, or under investigation in, any pending or threatened litigation, proceeding or investigation of any governmental body or authority or any private person, corporation or other entity.

     ii) Employee has never been suspended, censured or otherwise subjected to any disciplinary action or other proceeding by any State, other governmental entities, agencies or self-regulatory organizations.

     iii) Employee is not subject to any restriction whatsoever which would cause him to not be able fully to fulfill his duties under this Agreement.

8. CONFIDENTIALITY OF INFORMATION. During the term of this Agreement and at all times thereafter, Employee shall hold in a fiduciary capacity for the benefit of the Related Persons all secret or confidential information, knowledge or data, including without limitation trade secrets, investments, contemplated investments, business opportunities, valuation models and methodologies, relating to the business of the Related Persons: (i) obtained by Employee during Employee's employment hereunder and during his previous employment with any of the foregoing persons or entities and (ii) not otherwise in the public domain (all of the foregoing "Confidential Information"). Employee shall not, without prior written consent of the Employer (which may be granted or withheld in its sole and absolute discretion provided that Employee shall be permitted to use Confidential Information in connection with the performance of his duties with the Employer and its Affiliates without being required to obtain the written consent of Employer), communicate or divulge any Confidential Information to anyone other than the Related Persons and those designated by Employer, except to the extent compelled pursuant to the order of a court or other body having jurisdiction over such matter or based upon the advice of his counsel that such disclosure is legally required; provided, however, that Employee will assist Employer at Employer expense, in obtaining a protective order, other appropriate remedy or other reliable assurance that confidential treatment will be accorded such information so disclosed pursuant to the terms of this Agreement.

All processes, technologies, investments, contemplated investments, business opportunities, valuation models and methodologies, and inventions (collectively, "Inventions"), including without limitation new contributions, improvements, ideas, business plans, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Employee, alone or with others, during the period the Employee is employed hereunder, whether or not patentable and whether or not on the Employer's time or with the use of its facilities or materials, shall be the property of Employer or its designee, and shall be promptly and fully disclosed by Employee to Employer. Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents, or instruments requested by Employer) to vest title to any such Invention in Employer or in any person designated by Employer and to enable such person, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

Without limiting anything contained above, Employee agrees and acknowledges that all personal and not otherwise public information about the Related Persons, including, without limitation, their respective investments, investors, transactions, historical performance, and all information regarding or concerning Carl Icahn, his family members and all of the other Related Persons shall constitute Confidential Information for purposes of this Agreement. In no event shall Employee during or after his employment hereunder, disparage Mr. Icahn, his family members or any of the other Related Persons. Employee further agrees not to write a book or article about Mr. Icahn, his family members or any of the other Related Persons in any media and not to publish or cause to be published in any media, any Confidential Information, and further agrees to keep confidential and not to disclose to any third party, including, but not limited to, newspapers, authors, publicists, journalists, bloggers, gossip columnists, producers, directors, script writers, media personalities, and the like, in any and all media or communication methods, any Confidential Information.

9. COMPETITIVE SERVICES. (a) During the period that Employee is employed under this Agreement and through the last day of the Non-Compete Period, Employee will not:

          (x) engage in any capacity, directly or indirectly, whether as sole proprietor, stockholder, partner, owner, equity owner, lender, agent, trustee, consultant, employee, advisor, manager, franchisee or in any other relationship or capacity:

          (A) in the business of investing in privately or publicly issued debt, equity, or other investments or securities, or other investments or derivatives thereof, either individually or with or on behalf of any Person (whether or not conducted for profit) (including, without limitation, for or on behalf of any hedge fund, mutual fund, investment company, managed account, fund of funds or other vehicles for the investment or management of money or assets), whether for his own account or with, for or on behalf of any other Person; or

          (B) in any business of or conducted by, or of the type conducted by, any Related Person (each of the Persons and businesses referred to in Section 9 (a) (x) (A) and (B) a "Covered Business"); or

          (y) enter into the employ of any Covered Business, render any services to any Covered Business, raise capital for any Covered Business, or otherwise become interested in or aid, represent, invest in, solicit employees for, or participate in, or assist, any Covered Business, directly or indirectly in any manner; or


provided, however, that the provisions in this Section 9(a) shall not be deemed to preclude Employee, after cessation of his employment under this Agreement, as an individual investor, from making an investment in or acquiring securities solely as a passive investment so long as such securities do not, in the aggregate, constitute more than one percent (1%) of any class or series of outstanding securities of such corporation or entity and the securities of such entity are: (i) registered under Section 11 of the Securities Exchange Act of 1934; or (ii) are non-public securities that are purchased without reduction or waiver of management fees, incentive allocations or other costs and reflect solely the proportionate economic interests of the Employee based only upon his invested capital on a pro rata basis. Nothing in this Agreement shall prohibit Employee from making investments during the Term in accordance with the policies and procedures of Employer in place from time to time.

     (b) Section 9(a) shall not be applicable after the Employment of Employee under this Agreement ceases if the employment of Employee ceases as the result of: (w) termination of such employment by Employer without Cause; (x) the Disability of the Employee; or (y) the expiration of the Term on December 31, 2013 in the event that Employer does not give the Renewal Request during the Request Period in accordance with
          Section  4.

     (c) The Employee acknowledges and agrees that the Related Persons have a worldwide reputation and operate on a worldwide basis and that the scope of this covenant will and is intended to prohibit his activities as set forth above throughout the world. The Employee acknowledges and agrees that the provisions of Section 9(a) are fair and reasonable and necessary to protect the business, reputation, goodwill and franchise of the Related Persons. Employee acknowledges that, in light of the significant compensation of Employee, Employee is voluntarily entering into this provision and is well able to comply with its provisions without hardship.

     (d) During the Restricted Period Employee will not seek, negotiate to obtain, solicit, discuss, arrange for, attempt to arrange for, establish, or attempt to establish, directly or indirectly, any of the following: any employment, consulting arrangement, advisory or other business relationship, individual proprietorship, venture, business, for profit or not-for-profit enterprises, or any other activity or arrangement individually or with any other Person, through which he will or may obtain compensation, remuneration, fees, profit sharing or any similar payment of any kind or character (but Employee may engage in personal investment activity that does not violate the policies, procedures and compliance manuals contemplated in Section 13(i)). In the event that Employee breaches the terms of this Section 9(d), then Employee shall pay to Employer, on demand by Employer, as liquidated damages and not as a penalty, the sum of $600,000 (the "Liquidated Amount").

10. REMEDY FOR BREACH. Employee hereby acknowledges that the provisions of Sections 8 and 9 of this Agreement are reasonable and necessary for the protection of the Related Persons and are not unduly burdensome to Employee. Employee further acknowledges that the Related Persons will be irreparably harmed if such covenants are not specifically enforced. Accordingly, Employee agrees that, in addition to any other relief to which the Employer may be entitled, including claims for damages, each of the persons and entities that are included in the Related Persons shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purpose of restraining Employee from an actual or threatened breach of such covenants.

11.    PRIOR  AGREEMENT.

Employee is a party to agreements with Carl C. Icahn and his Affiliates (all such agreements, collectively, the "Prior Agreement") including, but not limited to the following: An employment agreement dated as of December 31, 2004, which was subsequently amended by agreements dated February 1, 2007 and April 19, 2007, an Amendment in Relation to Management Fee Participation dated August 8,
2007, an Amendment to Agreement dated December 31, 2004 which is dated January 1, 2008, an Amendment in Relation to Section 409A of The Internal Revenue Code dated December, 2008, and various agreements of partnership and limited partnerships (all of the foregoing together with all other employment, partnership, limited liability company and other agreements or arrangements relating to the employment, compensation and other service relationship of Employee with any of the Related Persons (other than any confidentiality agreement or indemnity agreement).

Pursuant to the Prior Agreement, Employee was, among other things, entitled to receive a participation in incentive allocations, special profit interests and management fees as contemplated therein.

Effective on October 1, 2011: (x) Employee shall be entitled to a bonus payment of between $750,000 and $937,500 as determined by Carl Icahn, which shall be paid not later than October 10, 2011, and (y) Employee shall cease to have any right to participate in incentive allocations, special profit interests or management fees, or to receive or accrue any other payments, consideration or rights, under or with respect to the Prior Agreement for periods from and after September 30, 2011. Except as set forth in this Section 11 the Prior Agreement is hereby terminated and shall have no further force or effect.

Under the Prior Agreement Employee has earned a capital account in partnerships relating to the Icahn hedge funds aggregating approximately $2 million (estimate as of August 31, 2011) (the aggregate balance of such capital accounts from time to time, being referred to herein as the "Capital Account Balance"). Employee shall continue to be entitled to such capital account and any earnings thereon in accordance with the terms of the Prior Agreement (but not any incentive allocations, special profit interests or management fees or other payments, consideration or rights). At any time Employer may pay to Employee an amount equal to the then applicable Capital Account Balance. At any time, on prior written notice given at least 15 days prior to the next calendar month end following such notice, Employee may request to withdraw all or a portion of the Capital Account Balance. Payments in respect of any such withdrawal will be made as promptly as practicable following a calendar month end. Upon payment to Employee of his Capital Account Balance, so that the Capital Account Balance has been reduced to zero, any and all rights, powers and privileges of Employee under the Prior Agreement is and shall be deemed to be, terminated in all respects and shall be null and void and of no further force or effect; it being understood and agreed, for the avoidance of doubt, that upon such payment all rights and interests of the Employee thereunder will be and be deemed to be terminated and the rights and interests of the Employee in all partnership, limited liability company or other entity contemplated in the Prior Agreement or relating thereto, will be and be deemed to be extinguished in all respects (and he shall cease to be a partner, member, interest holder or participant therein in any respect), all without any other act or deed by Employee or any Related Person.

Employee acknowledges and agrees that except for: (i) his right to receive the payments set forth above in this Section 11: (ii) his right under any indemnity agreement or obligation; and (iii) the other rights of Employee expressly set forth in this Agreement, Employee has no other rights or claims under the Prior Agreement or otherwise against or relating to, any of the Related Persons of any kind or character, direct or indirect and any and all such rights and claims, if any, are hereby waived and released in all respect.

The rights and obligations of Employee and Employer under this Section 11 will survive any cessation of Employee's employment for any reason or no reason.

12.    Miscellaneous.

     i) Entire Agreement. This Agreement supersedes any and all existing agreements, oral or written, between Employee and any of the Related
     Persons relating to the terms and conditions of Employee's employment except for the provisions set out in Section 11 above. Employee is not entitled to any other payments or benefits from any of the Related Persons with respect to his employment by any Related Person except as expressly provided for in this Agreement.

     ii) Amendments and Waivers. No provisions of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by Employee and Employer. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

     iii) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Agreement shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Agreement.

     iv) Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     v) Judicial Modification. If any court or arbitrator determines that any of the covenants in Sections 8 or 9, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the extent necessary to make such covenants valid and enforceable.

     vi) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer. Employee may not sell, convey, assign, transfer or otherwise dispose of, directly or indirectly, any of the rights, claims, powers or interest established hereunder other than with the prior written consent (which may be granted or withheld in its sole and absolute discretion) of Employer.

     vii) Taxes. All payments to Employee shall be subject to applicable deductions, payroll and withholdings taxes, as required by law.

     viii)  Survival.  Sections  6,  7,  8,  9,  10,  11, 12 and 13(iii) of this
     Agreement shall survive the termination of the employment of Employee hereunder and shall be and remain fully effective in accordance with their terms.

     ix) No Continuation of Agreement. Following the termination of the Term Employee will not be deemed to be employed under this Agreement, even if the employment of Employee continues with any Related Persons.

13.     OTHER

     i) Employee recognizes that the business of the Employer and the other Related Persons requires that he be on call at any time and as a result Employee is required to maintain an office at his residence which is equipped with a dedicated phone line, personal computer and such other reasonable office equipment which Employee deems to be necessary to conduct the Related Persons business at home. During the Term, Employee shall follow all policies and procedures and compliance manuals adopted by or in respect of any or all of the Related Persons.

     ii) Employee recognizes that during the Term Employer may request from time to time that Employee serve on Boards of Directors or as an employee or officer of one or more entities and Employee will do so. Employer agrees to indemnify and hold harmless the Employee for such service and any service provided as contemplated in clause (iii) below. Any remuneration or other property obtained as a result of such service shall remain the property of the Employee.

     iii) So long as Employee remains employed by Employer and for a period of one year thereafter Employee agrees that he will:

          (x) not resign during the then current term as a director of any public corporation on whose board he is serving at the request of any Related Person (but Employee will not be required to accept additional appointments and election to such boards following the last day of his employment by Employer); and

          (y) resign from any board of directors within five (5) business days following the request of Employer that he do so.

14.    DEFINITIONS.

     Capitalized terms used but not otherwise defined in this Agreement shall have the following meanings:

     "Affiliate" and "Control" shall have the meanings set forth in Rule 405 of Regulation C of the Securities Act of 1933, as amended. Any reference in this Agreement to "Affiliates" shall include, without limitation, all persons and entities that are included in the Related Persons, in each case, on the date hereof and from time to time.

     "End Date" means: (i) December 31, 2013 if there is no Renewal Request given to Employee in accordance with the terms of Section 4 above during the Request Period; or (ii) December 31, 2016 if and only if there occurs a Renewal Acceptance in response to a Renewal Request in accordance with the terms of
Section  4  above.

     "Non-Compete Period"* means the period beginning on the Effective Date and continuing through:

     (i) the date of cessation of the employment of Employee under this Agreement, if the employment of Employee hereunder ceases: (w) pursuant to
Section 6 (viii)(but this clause (i) will not be applicable if Employee does not accept during the Reply Period in accordance with Section 4, a Renewal Request given by Employer to Employee in accordance with Section 4 and instead clause
(ii)(z) below will apply); (x) due to the termination of the employment of Employee hereunder by Employer without Cause; or (y) due to the Disability of Employee, and

     (ii) for a period of one year following the cessation of the employment of Employee under this Agreement, if the employment of Employee ceases: (x) for Cause; (y) due to a resignation by Employee; or (z) by expiration of the Term on December 31, 2013 if Employee does not accept during the Reply Period in accordance with Section 4, a Renewal Request given by Employer to Employee in accordance with Section 4.

     "Persons" or "persons" means any natural person, entity, proprietorship, corporation, limited liability company, trust, partnership or other business, profit or not-for-profit, enterprise or vehicle.

     "Related Persons" means Employer and its Affiliates, and any of their respective officers, directors, agents or employees (including but not limited to Carl C. Icahn, his family members and his and their Affiliates).

     "Restricted Period" means any period during which Employee is employed under this Agreement, provided that if the Employer fails to give a Renewal Request to Employee in accordance with the terms of Section 4 above during the Request Period, then the Restricted Period will end on September 30, 2013.

               [Remainder of this page left intentionally blank]

_________________________
* For the avoidance of doubt, if: (x) Employer fails to give the Renewal Request as provided for in Section 4 during the Request Period, then the Non-Compete Period would end on December 31, 2013 (unless such employment is earlier terminated as contemplated under this Agreement) and (y) Employee does not accept during the Reply Period, in accordance with
     Section 4, a Renewal Request given by Employer to Employee in accordance with Section 4, then the Non-Compete Period would end on December 31, 2014.

IN WITNESS WHEREOF, undersigned have executed this Agreement as of the date first written above.

EMPLOYER                                            EMPLOYEE
Icahn Enterprises Holdings LP
By:  Icahn Enterprises G.P. Inc.



By:  /s/ Carl C. Icahn                              /s/ Vincent J. Intrieri
     -----------------                              -----------------------
     Name:  Carl C. Icahn                           Name:  Vincent J. Intrieri
     Title:  Chairman of the Board



            [Signature page to Vince Intrieri Employment Agreement]